UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-171810
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10900 N.E. 8th Street, Suite 800
Bellevue, Washington 98004
(Address of principal executive offices) (Zip Code)

(415) 201-6100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2017, Blucora, Inc. (“Blucora” or the “Company”) announced that Blucora’s Board of Directors (“Board of Directors” or “Board”) appointed two independent directors effective March 1, 2017, William L. Atwell and H. McIntyre Gardner. Mr. Atwell and Mr. Gardner will fill the vacancies created as a result of the retirement, effective February 28, 2017, of John E. Cunningham, IV and David H. S. Chung, who served as independent directors of Blucora since 1998 and 2013, respectively. Mr. Cunningham also served as Chairman of the Board of Directors since 2011. Mr. Atwell was elected as Chairman of the Board and appointed to the Nominating and Governance Committee. Mr. Gardner was appointed to the Compensation Committee. The appointment of Mr. Atwell and Mr. Gardner are designed to evolve the Blucora Board to support its previously announced transition to a technology enabled financial solutions company.

Mr. Atwell, age 66, has been Managing Director of Atwell Partners, a financial services consulting firm, since 2012. From 2008 to 2012, Mr. Atwell was President, International, of CIGNA Corporation, a global financial services company. Prior to 2008, Mr. Atwell held senior executive positions with Charles Schwab Corporation, CIGNA and Citigroup, Inc. Mr. Atwell is a director of Webster Financial Corporation, a NYSE listed commercial banking company.

Mr. Gardner, age 55, has been a private investor since 2008. From 2000 to 2008, Mr. Gardner held senior executive positions at Merrill Lynch & Co., Inc., a global financial services company, most recently as Senior Vice President, Head of Americas Region and Global Bank Group, Global Private Client. Prior to 2000, Mr. Gardner served in senior executive positions with Helen of Troy Limited and Appliance Corporation of America and as an investment banker with Merrill Lynch. Mr. Gardner is a director of Spirit Airlines, Inc., a NASDAQ listed transportation company.

Messrs. Atwell and Gardner will be compensated under the terms of the Blucora Nonemployee Director Compensation Policy, a copy of which was attached as Exhibit 10.42 to the Annual Report on Form 10-K filed on February 27, 2014. Under this plan, they will be paid cash retainers for board and committee services and will receive initial and ongoing annual grants of restricted stock units and stock options.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Majority Voting

On February 28, 2017, the Board of Directors of Blucora amended and restated the Company’s Bylaws to change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority voting standard. Specifically, Section 2.10.2 of the Bylaws was amended to provide that, in an uncontested election, a nominee for director is elected only if the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” the nominee’s election. For this purpose, “abstentions” and “broker non-votes” will not count as a vote cast. The majority voting standard would not apply in contested elections, which means an election in which there are more nominees for director than available seats on the Board. Plurality voting will continue to be the standard for the election of directors in contested elections. The majority voting standard for uncontested elections will be effective for Blucora’s 2017 annual meeting of stockholders.

In connection with the Bylaw amendment referred to above, the Board of Directors also amended its Corporate Governance Guidelines to provide that the Board will nominate only those persons who tender, in advance, irrevocable resignations that will become effective upon the failure to receive the required vote at any annual meeting at which they are nominated for re-election and Board acceptance of the resignation. The Board will act on the resignation, taking into account the recommendation of the Nominating and Governance Committee, and publicly disclose its decision within 90 days from the date of the certification of the election results. Any director who tenders such a resignation in accordance with the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board decision on the resignation. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board as provided for and in accordance with the Bylaws.

Declassification Proposal
The Board of Directors has also discussed, and intends to include in Blucora’s proxy statement for its 2017 annual meeting of stockholders, a proposal to stockholders to amend Blucora’s Restated Certificate of Incorporation to provide for the phased-in declassification of the Board, which, subject to stockholder approval of the proposal, would start beginning with the 2018 annual meeting of stockholders.
The Amended and Restated Bylaws also include certain technical, conforming and clarifying changes, including certain changes that will become effective only in connection with the proposed declassification of the Board of Directors.
The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2 and is incorporated in this Item 5.03 by reference.

Item 8.01 Other Events.
On February 28, 2017, Eric M. Emans, the Chief Financial Officer of the Company entered into a pre-arranged stock trading plan for the sale of up to 464,473 shares of common stock of the Company in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s Insider Trading Policy. Sales under the trading plan may begin in May 2017, and the plan will terminate on October 31, 2017.
The Company announced in October 2016 that it would be relocating its headquarters to Irving, Texas on June 30, 2017. As a result of the relocation of his position, it is expected that Mr. Emans will transition out of the Company in 2017. Mr. Emans is entering into the trading plan in order to diversify his holdings in light of his expected departure from the Company.
All sales of common stock under the trading plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.
Item 9.01.    Financial Statements and Exhibits.

(d)  The following exhibits are included with this Report:

Exhibit No.	Description
3.2 99.1 99.2	Amended and Restated Bylaws of Blucora, Inc. Press Release dated February 28, 2017 Amended and Restated Bylaws of Blucora, Inc., marked to show changes

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

Date: February 28, 2017	By:	/s/ Mark A. Finkelstein
Mark A. Finkelstein Chief Legal & Administrative Officer and Secretary

Exhibit Index

Exhibit No.	Description
3.2 99.1 99.2	Amended and Restated Bylaws of Blucora, Inc. Press Release dated February 28, 2017 Amended and Restated Bylaws of Blucora, Inc., marked to show changes